Exhibit 99.1

AUDIT COMMITTEE CHARTER

OF

BANK OF THE JAMES FINANCIAL GROUP, INC.

The Board of Directors of BANK OF THE JAMES FINANCIAL GROUP, INC. (hereafter “Financial”) hereby constitutes and establishes an Audit Committee with authority, responsibility, and specific duties as set forth in this Charter.

Section I. Audit Committee Membership

Financial’s Audit Committee shall be comprised of not less than three directors who are independent of management or any firms hired for accounting, tax, consulting or advisory services. The Board of Directors shall appoint the members of the Audit Committee annually.

Only directors who are independent as defined in by Rule 10A-3 of the rules promulgated under the Securities Exchange Act of 1934 and the applicable NASDAQ Listing Rules may serve on the Audit Committee. Generally, an independent director is free of any relationship that could influence his or her judgment as a committee member. An independent director may not be associated with a major customer of Financial or any of its subsidiaries. When there is any doubt about independence, the director should recuse himself or herself from any decisions that might be influenced by that relationship.

Each member of the Audit Committee must be able to read and understand fundamental financial statements, including Financial’s balance sheet, income statement, and cash flow statement.

At least one director shall be an “audit committee financial expert” as that term is defined in the applicable rules of Securities and Exchange Commission.

The Audit Committee shall report to the Board. A majority of the members of the Audit Committee shall constitute a quorum.

Section II. Purpose and Authority

1. Purpose. The Audit Committee is established for the purpose of overseeing i) the accounting and financial reporting processes of Financial and its subsidiaries; and ii) the audits of the financial statements of Financial.

2. Authority. The Audit Committee is granted the authority, through external and internal audit, to investigate any activity of Financial. The Committee is empowered to retain persons having special expertise, including public accountants and independent counsel, as may be necessary to assist the Committee in fulfilling its responsibilities.

3. Funding. Financial shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of a) compensation to the independent public accounting firm engaged pursuant to Section IV; b) compensation to any advisers employed by the Audit Committee under Section II, Paragraph 2; and c) ordinary administrative expenses of the Audit Committee necessary or appropriate for carrying out its duties.

Section III. General Responsibilities

1. The Audit Committee provides open avenues of communication among the internal auditor (if any), the independent accounting firm, and the Board of Directors.

2. The Audit Committee must report committee actions to the full Board of Directors and may make appropriate recommendations.

3. The Audit Committee will meet at least four times each year, more frequently if circumstances make that preferable. The Audit Committee Chairman has the power to call a committee meeting whenever he or she thinks there is a need. An Audit Committee member shall not vote on any matter in which he or she is not independent. The committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

4. The Audit Committee shall have management periodically provide a listing of payments made to any accounting firms to ensure that the services provided are allowable under the rules and regulations of the Public Company Accounting Oversight Board and that another provider is found for those services that are deemed not allowable.

5. The Audit Committee will be available to meet with any employees to address complaints involving any accounting, auditing, or tax matters. The Audit Committee will advise management to prepare a “Whistleblower” policy addressing this for inclusion in the Employee Handbook.

6. The Audit Committee will ensure that any executive officer hired has not been employed within the last twelve months by the independent accounting firm or participated in the audit of Financial or any of its subsidiaries.

7. The Audit Committee will ensure that the lead audit partner in the audit engagement is rotated at least once every five years.

8. Ensure appropriate procedures are established and maintained: a) to permit the Audit Committee to monitor the receipt, retention, and treatment of complaints received by Financial regarding accounting, internal accounting controls, or auditing matters; and b) to permit the confidential, anonymous submission by employees of the Company or its subsidiaries of concerns regarding questionable accounting or auditing matters to the Audit Committee. These procedures shall be set forth in the Employee Handbook and such other policies as may be adopted by the Company from time to time.

9. The Audit Committee will obtain an annual certification from the administrators of the 401(k) plan of Financial or any of its subsidiaries that the administrators hold no stock in Financial.

10. On an annual basis, the Audit Committee will review the risk assessment prepared by management to ensure that any defined internal control weaknesses are being addressed.

11. The Audit Committee will meet with the Chief Financial Officer at least two times per year to discuss any concerns that the Committee may have.

12. The Audit Committee will take all other actions required by applicable law or Financial’s Articles of Incorporation, Bylaws, or the Board of Directors.

Section IV. Responsibilities For Engaging Independent Accountants And Appointing The Internal Auditor

1. The Audit Committee will select the independent accounting firm (to be ratified by Financial’s shareholders at an annual or special meeting of shareholders) for Financial’s audits or any other non-audit services performed by the independent accounting firm. The Audit Committee also will review and set any fees paid to the independent accounting firm and review and approve dismissal of the independent accounting firm. The Audit Committee will also engage any independent counsel, consultants, or other advisors relating to audit or tax matters as it deems necessary. The Audit Committee will be responsible for approving any fees paid as a result of the aforementioned services.

2. The Audit Committee will determine when Financial should have an internal auditor and will approve the selection by management of the internal auditor. Thereafter, the Audit Committee will review and have veto power over the appointment, replacement, reassignment or dismissal of the internal auditor.

3. The Audit Committee shall determine when Financial should engage external auditors or audit consultants as independent contractors to supplement the internal audit staff. Such independent contractors shall be engaged for the purpose of conducting audit work that requires specialized skills, technical proficiency, or regulatory expertise not possessed by the internal audit staff. The work product of any such independent contractor shall become part of the work product of the Internal Audit Department and shall be reported to the Audit Committee as such.

4. The Audit Committee will confirm and assure the independence of the independent accounting firm, and any other accountants or consultants hired to provide management consulting services, and the fees paid fee them. The Audit Committee shall be responsible for ensuring that the external auditor submits to the Company annually a formal written statement delineating all relationships between the external auditor and Financial (Statement as to Independence), addressing at least the matters set forth in Independence Standards Board No. 1 and for actively engaging in a dialogue with the independent accounting firm with respect to any disclosure relationships or services that may impact the objectivity and independence of the independent accounting firm and for taking, or recommending that the full Board of Directors take, appropriate action to oversee the independence of the independent accounting firm.

5. The Audit Committee will consider, in consultations with the independent accounting firm and the internal auditor, the audit scope, audit procedure and plans made by the internal auditor and the independent accounting firm.

6. The Audit Committee will make sure that the internal auditor and the independent accounting firm coordinate the internal and external audits. The purpose of coordinating these efforts is to assure completeness of coverage, reduce redundancy and use audit resources effectively.

Section V. Responsibilities for Reviewing Internal Audits, the Annual External Audit, Regulatory Examinations, and the Review of Quarterly and Annual Financial Statements

1. The Audit Committee will ascertain that the independent accounting firm views the Audit Committee as its client, that it will be available to the Audit Committee at least twice annually, and that it will provide the committee with a timely analysis of significant financial reporting issues, accounting policies, and practices.

2. The Audit Committee will ask management, the internal auditor, and the independent accounting firm about significant risks and exposures and will assess management’s steps to minimize them.

3. The Audit Committee will review the following with the independent accounting firm and the internal auditor:

a.	The adequacy of the company’s internal controls, including computerized information system controls and security.

b.	Any significant findings and recommendations made by the independent accounting firm or internal auditor, together with management’s responses to them.

c.	Any significant findings and recommendations made by the regulatory authorities, together with management’s response to them.

d.	Any alternative methods for reporting financial information in accordance with accounting principles generally accepted in the United States, along with the ramifications of each. The independent accounting firm will inform the Audit Committee of the preferred financial reporting method.

4. Shortly after the annual examination is completed, the Audit Committee will review the following with management and the independent accounting firm:

a.	Financial’s annual financial statements and related footnotes.

b.	The independent accounting firm’s audit of and report on the financial statements.

c.	The independent accounting firm’s qualitative judgments about the appropriateness and not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

d.	Any difficulties or disputes with management encountered during the course of the audit.

e.	Anything else about the audit procedures or finding that Generally Accepted Auditing Standards require the independent accounting firm to discuss with the committee.

5. The Audit Committee will consider and review with management and the internal auditor:

a.	Any significant findings during the year and management’s response to them.

b.	Any difficulties the internal auditor encountered while conducting audits, including any restrictions on the scope of their work or access to the required information.

6. The Audit Committee will review annual filings with the SEC and other published documents containing the company’s financial statements and will consider whether the information in the filings is consistent with the information in the financial statements.

7. The Audit Committee will review the interim financial reports with management.

Section VI. Periodic Responsibilities

1. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review its own performance.

2. The Audit Committee may review policies and procedures covering officer expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the internal auditor or the independent accounting firm.